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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

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Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                                 AMRESCO, INC.
                (Name of Registrant as Specified In Its Charter)

                       Financial Acquisition Partners LP
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

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                       FINANCIAL ACQUISITION PARTNERS, LP
                           4370 LA JOLLA VILLAGE DRIVE
                                    SUITE 400
                               SAN DIEGO, CA 92122


April 17, 2001

Dear Fellow AMRESCO Shareholder:

You may recently have received proxy materials from AMRESCO's Board of Directors for the Annual Meeting scheduled for May 15, 2001. In our view, given the Company's performance over the past several years, the shareholders interests would be better served if independent nominees, committed to restoring shareholder value, were elected as Directors at the Meeting, rather than the incumbents on AMRESCO's slate.

ACCORDINGLY, WE ARE PROPOSING AN ALTERNATE SLATE OF DIRECTORS FOR ELECTION AT THE ANNUAL MEETING, AS WE HAVE PREVIOUSLY NOTIFIED AMRESCO MANAGEMENT. WE WILL SOON BE MAILING TO YOU PROXY MATERIALS THAT WILL CONTAIN INFORMATION ABOUT OUR SLATE AND THE REASONS WHY WE BELIEVE THEIR ELECTION TO THE BOARD IS IN YOUR BEST INTERESTS. WE STRONGLY URGE YOU NOT TO RETURN ANY WHITE PROXY CARD YOU MAY HAVE RECEIVED FROM AMRESCO UNTIL YOU HAVE RECEIVED OUR PROXY MATERIALS.

During the past several years, AMRESCO's performance has been dreadful in our opinion. THE STOCK PRICE HAS FALLEN OVER 99% FROM A HIGH OF $198.75 IN APRIL 1998 TO A LOW OF $0.6875 IN APRIL 2001. Consider that, according to management's own chart in its proxy statement, $100 INVESTED IN AMRESCO STOCK ON DECEMBER 31, 1995 WOULD HAVE BEEN WORTH $2.26 AS OF DECEMBER 31, 2000.

Our independent nominees believe that the interests of the shareholders, as the true owners of AMRESCO, should come first. As highly sophisticated, successful business people, they can provide valuable guidance in restoring shareholder value.

AGAIN, WE STRONGLY URGE YOU NOT TO RETURN ANY WHITE PROXY CARDS YOU MAY RECEIVE. Wait until you have received our proxy materials before deciding how to vote your shares. If you have any questions, or need further information, please contact our proxy solicitor, Innisfree M&A Incorporated, toll-free, at 1-888-750-5834.

On behalf of Financial Acquisition Partners, LP


James R. Arabia
President, JRA Corporation,
Its General Partner


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Financial Acquisition Partners, LP ("FINANCIAL PARTNERS") strongly advises all shareholders to read FINANCIAL PARTNERS' proxy statement, which will be filed with the Securities and Exchange Commission. FINANCIAL PARTNERS' proxy statement will contain important information that you should consider before making any decisions about the proposals to be voted on at AMRESCO Inc.'s 2001 Annual Meeting. When completed, FINANCIAL PARTNERS' proxy statement will be mailed to all AMRESCO shareholders and will be available at no charge at the SEC's web site at http://www.sec.gov or from FINANCIAL PARTNERS by contacting Innisfree M&A Incorporated, toll-free, at 888-750-5834

Identity of the Participants in the Solicitation.
-------------------------------------------------

FINANCIAL PARTNERS is a partnership formed on March 28, 2001. The general partner of FINANCIAL PARTNERS is JRA Corporation, a Delaware corporation formed on March 28, 2001 ("JRA"), of which James R. Arabia ("Arabia") is the sole officer, director and shareholder. JRA is the General Partner of FINANCIAL PARTNERS with a 1% interest and Milan Mandaric ("Mandaric") is the sole limited partner with a 99% interest. JRA and Mandaric are required to contribute 1% and 99%, respectively, to the capital of FINANCIAL PARTNERS.

FINANCIAL PARTNERS owned beneficially as of April 10, 2001, 311,800 shares of the common stock, $0.25 par value, of AMRESCO, Inc. ("AMRESCO").

JRA has no direct or indirect interest in AMRESCO, other than its interest as general partner in FINANCIAL PARTNERS.

Arabia has no direct or indirect interest in AMRESCO, other than his interest in JRA and his personal desire to become a director.

Mandaric has no direct or indirect interest in AMRESCO, other than his interest as a limited partner in FINANCIAL PARTNERS and his personal desire to become a director.

Fred Margolin has no direct or indirect interest in AMRESCO other than his personal desire to become a director of the AMRESCO.

Steven N. Frank has no direct or indirect interest in AMRESCO other than his personal desire to become a director of the AMRESCO.